Filed Pursuant to Rule 424(b)(2)

Registration No. 333-170297

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
6.000% Senior Notes due 2015	$250,000,000	100%	$250,000,000	$17,825

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated November 2, 2010)

$250,000,000

6.000% Senior Notes due November 30, 2015

The notes will bear interest at the rate of 6.000% per year. Interest on the notes is payable on May 30 and November 30 of each year, beginning May 30, 2011. The notes will mature on November 30, 2015. We may redeem the notes at any time prior to maturity, in whole or in part, at redemption prices described in this prospectus supplement.

The notes are unsecured and rank equally with all of our other existing and future senior unsecured and unsubordinated debt. The notes will be issued only in registered book-entry form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and the “Risk Factors” sections in our Annual Report on From 10-K for the year ended December 31, 2009 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2010, June 30, 2010 and September 30, 2010, which are incorporated by reference herein, for a discussion of certain risks that you should consider in connection with an investment in the notes.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Investors(1)	Underwriting Discount	Proceeds, Before Expenses, to Unitrin
Per Note	99.998%	0.600%	99.398%
Total	$249,995,000	$1,500,000	$248,495,000

(1)	Plus accrued interest from November 24, 2010, if settlement occurs after that date.

The notes are expected to be delivered in book-entry form through the delivery system of The Depository Trust Company for the benefit of its participants, including Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, on or about November 24, 2010.

Joint Book-Running Managers

J.P. Morgan	Wells Fargo Securities

Co-Managers

BNY Mellon Capital Markets, LLC	Fifth Third Securities, Inc.	Goldman, Sachs & Co.

Macquarie Capital	Raymond James	The Williams Capital Group, L.P.	US Bancorp

The date of this prospectus supplement is November 19, 2010.

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise stated or the context otherwise requires, references in this prospectus supplement to “we,” “our,” “us,” the “Company,” or “Unitrin,” refer to Unitrin, Inc.

This prospectus supplement describes the specific terms of the notes we are offering and certain other matters relating to us and our financial condition. The accompanying prospectus provides you with a general description of the securities we may offer from time to time, some of which may not apply to the notes offered hereby. This prospectus supplement may also add, update or change information contained in the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus together with additional information described under the heading “Where You Can Find More Information.” If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement and accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. Neither we nor the underwriters take any responsibility for, nor can we provide any assurance as to the reliability of, any different or additional information that others may give you. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate on any date other than the date on the front cover of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement or the accompanying prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus supplement or the accompanying prospectus nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in such documents or in our affairs since the date of this prospectus supplement or the accompanying prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and in the accompanying prospectus may contain information that includes or is based on forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give expectations or forecasts of future events. The reader can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “believe(s),” “goal(s),” “target(s),” “estimate(s),” “anticipate(s),” “forecast(s),” “project(s),” “plan(s),” “intend(s),” “expect(s),” “might,” “may” and other words and terms of similar meaning in connection with a discussion of future operating, financial performance or financial condition. Forward-looking statements, in particular, include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus supplement. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance; actual results could differ materially from those expressed or implied in the forward-looking statements.

S-ii

Forward-looking statements can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results and financial condition. The reader should consider the following list of general factors that could affect our future results and financial condition, as well as those discussed under Item 1A., Risk Factors, in our 2009 Annual Report on Form 10-K, as updated by Item 1A., Risk Factors, to Part II—Other Information of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010.

Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are:

(i)	the incidence, frequency, and severity of catastrophes occurring in any particular reporting period or geographic concentration, including natural disasters, pandemics and terrorist attacks or other man-made events;

(ii)	the number and severity of insurance claims (including those associated with catastrophe losses) and their impact on the adequacy of loss reserves;

(iii)	changes in facts and circumstances affecting assumptions used in determining loss and loss adjusting expense reserves;

(iv)	the impact of inflation on insurance claims, including, but not limited to, the effects attributed to scarcity of resources available to rebuild damaged structures, including labor and materials and the amount of salvage value recovered for damaged property;

(v)	changes in the pricing or availability of reinsurance, or in the financial condition of reinsurers and amounts recoverable therefrom;

(vi)	orders, interpretations or other actions by regulators that impact the reporting, adjustment and payment of claims;

(vii)	the impact of residual market assessments and assessments for insurance industry insolvencies;

(viii)	changes in industry trends and significant industry developments;

(ix)	uncertainties related to regulatory approval of insurance rates, policy forms, license applications and similar matters;

(x)	developments related to insurance policy claims and coverage issues including, but not limited to, interpretations or decisions by courts or regulators that may govern or influence insurance policy coverage issues arising with respect to losses incurred in connection with hurricanes and other catastrophes;

(xi)	changes in ratings of Unitrin or its subsidiaries and affiliates by credit rating agencies including A.M. Best Co., Inc;

(xii)	adverse outcomes in litigation or other legal or regulatory proceedings involving Unitrin or its subsidiaries or affiliates;

(xiii)	regulatory, accounting or tax changes that may affect the cost of, or demand for, the products or services of Unitrin’s subsidiaries and affiliates;

(xiv)	governmental actions, including, but not limited to, implementation of the provisions of the Patient Protection and Affordable Care Act, the Health Care and Education Reconciliation Act of 2010 and the Dodd-Frank Act, new laws or regulations or court decisions interpreting existing laws and regulations or policy provisions;

(xv)	changes in distribution channels, methods or costs resulting from changes in laws or regulations, lawsuits or market forces;

S-iii

(xvi)	changes in laws or regulations governing or affecting the regulatory status of industrial banks, such as our Fireside Bank subsidiary, and their parent companies, including minimum capital requirements and restrictions on the non-financial activities and equity investments of companies that acquire control of industrial banks;

(xvii)	changes in the estimated rates of automobile loan receivables net charge-off used to estimate Fireside Bank’s reserve for loan losses, including, but not limited to, changes in general economic conditions, unemployment rates and the impact of changes in the value of collateral held;

(xviii)	the degree of success in effecting an orderly wind-down of the operations of Fireside Bank and the recovery of Unitrin’s investment in Fireside Bank;

(xix)	the degree of success in identifying a buyer for Reserve National Insurance Company and effecting a sale or, at a minimum, a sale that results in a complete recovery of our investment in our subsidiary, Reserve National Insurance Company;

(xx)	changes in general economic conditions, including performance of financial markets, interest rates, unemployment rates and fluctuating values of particular investments held by Unitrin or its subsidiaries or affiliates;

(xxi)	the level of success and costs expended in realizing economies of scale and implementing significant business consolidations and technology initiatives;

(xxii)	heightened competition, including, with respect to pricing, entry of new competitors and the development of new products by new and existing competitors;

(xxiii)	increased costs and risks related to data security;

(xxiv)	absolute and relative performance of the products or services of Unitrin’s subsidiaries and affiliates; and

(xxv)	other risks and uncertainties described from time to time in Unitrin’s filings with the Securities and Exchange Commission (the “SEC”).

While we believe that the assumptions underlying such forward-looking statements are reasonable, there can be no assurance that the results contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable or that future events or developments will not cause such statements to be inaccurate. All forward-looking statements contained in this prospectus supplement and the documents we incorporate by reference in this prospectus supplement are qualified in their entirety by this cautionary statement. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statements for any changes in events or circumstances or in our expectations or results.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering. It does not contain all of the information that may be important to you in deciding whether to purchase the notes. We encourage you to read the entire prospectus supplement, the accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference herein.

Unitrin, Inc.

We are a holding company whose primary source of funds for the payment of interest on our obligations or dividends to our shareholders is dividends from our subsidiaries. The amount of dividend distributions to us from our insurance and banking subsidiaries may be restricted, respectively, by state insurance laws and regulations as administered by state insurance departments and by banking laws and regulations as administered by applicable governmental agencies. We were incorporated in Delaware in 1990.

Through our subsidiaries, we are engaged in the property and casualty insurance, life and health insurance and automobile finance businesses. We conduct our continuing operations through five operating segments: Kemper®1, Unitrin Specialty, Unitrin Direct, Life and Health Insurance and Fireside Bank.

Our property and casualty insurance business operations are primarily conducted through the Kemper, Unitrin Specialty and Unitrin Direct segments. The Kemper segment provides preferred and standard risk personal automobile insurance, homeowners insurance and other personal insurance through independent agents. The Unitrin Specialty segment provides automobile insurance to individuals and businesses in the non-standard and specialty market through independent agents. The non-standard automobile insurance market consists of individuals and companies that have difficulty obtaining standard or preferred risk insurance, usually because of their adverse driving records or claim or credit histories. Unitrin Direct markets personal automobile and homeowners insurance through direct mail and the Internet through web insurance portals, click-thrus and its own website and through employer-sponsored voluntary benefit programs and other affinity relationships. The Life and Health Insurance segment provides individual life, accident, health and property insurance. The Fireside Bank segment formerly made sub-prime automobile loans primarily for the purchase of pre-owned automobiles and offered certificates of deposits. On March 24, 2009, Fireside Bank suspended all new lending activity and ceased opening new certificate of deposit accounts as part of a plan to exit the automobile finance business.

Our principal executive offices are located at One East Wacker Drive, Chicago, Illinois 60601, and our telephone number is (312) 661-4600. Our website is www.unitrin.com. The content of our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it a part of such documents.

[1]	Kemper® is a registered service mark of Unitrin, Inc.

Summary of the Offering

The summary below sets forth some of the principal terms of the notes. Please read the “Description of Notes” section of this prospectus supplement and the “Description of Debt Securities” section of the accompanying prospectus for a more detailed description of the terms and conditions of the notes.

Issuer	Unitrin, Inc.

Securities Offered	$250,000,000 aggregate principal amount of 6.000% Senior Notes due November 30, 2015.

Maturity	The notes will mature on November 30, 2015.

Interest Rate	6.000% per year.

Interest Payment Dates	Interest on the notes will be payable on May 30 and November 30 of each year, beginning on May 30, 2011. Interest will accrue from November 24, 2010.

Ranking	The notes are unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness.

Optional Redemption	We may redeem the notes in whole or in part at any time at our option at a redemption price equal to accrued and unpaid interest on the notes being redeemed plus the greater of (a) 100% of the principal amount of the notes to be redeemed and (b) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein) plus 60 basis points.

Form and Denomination	The notes will be issued as book-entry notes in the form of one or more registered global securities deposited with a custodian for The Depository Trust Company. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Use of Proceeds	We estimate that the net proceeds from the sale of the notes will be approximately $247,770,000 after deducting underwriting discounts and our estimated expenses related to the offering. We intend to use the net proceeds of this offering to repay borrowings of $140 million under our credit facility, to make a capital contribution of $60 million to Unitrin’s subsidiary, United Insurance Company of America, and for working capital and other general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Additional Notes	We may, from time to time, without the consent of the existing holders of the notes, issue additional notes of the same series under the indenture having the same terms as the notes in all respects, except for the issue date, the issue price and the initial interest payment date.

Conflicts of Interest	Affiliates of BNY Mellon Capital Markets, LLC, Fifth Third Securities, Inc., J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are lenders under our revolving credit facility. Because the net proceeds from the offering of the notes will be used to repay indebtedness under our revolving credit facility, we expect that more than 5% of the net proceeds will be directed to one or more of such underwriters (or their affiliates), which would be considered a “conflict of interest” under NASD Rule 2720. As such, the offering is being conducted in accordance with NASD Conduct Rule 2720 of the Financial Regulatory Authority, Inc.

The Bank of New York Mellon Trust Company, N.A., an affiliate of The Bank of New York Mellon, is the trustee under the indenture for this offering. BNY Mellon Capital Markets, LLC, an affiliate of The Bank of New York Mellon, is an underwriter of this offering. The Bank of New York Mellon is a lender under our existing credit facility. Pursuant to the Trust Indenture Act of 1939, if an event of default were to occur with respect to the notes, The Bank of New York Mellon Trust Company, N.A. would be deemed to have conflicting interests, by virtue of being an affiliate of a lender under the credit facility and an affiliate of one of the underwriters of the notes. In that event, The Bank of New York Mellon Trust Company, N.A. would be required to resign as trustee or eliminate the conflicting interests.

See “Conflicts of Interest” in this prospectus supplement.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Governing Law	The notes and the indenture under which they will be issued will be governed by the laws of the State of New York.

Risk Factors	Investing in the notes involves risk. See “Risk Factors” on page S-6 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference for a discussion of risks you should consider in connection with an investment in the notes.

Summary Consolidated Financial Information

The following tables set forth summary consolidated financial information concerning Unitrin and its subsidiaries as of and for the five years ended December 31, 2009 and as of and for the nine months ended September 30, 2009 and 2010. You should refer to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, which are incorporated by reference into this prospectus supplement. See “Where You Can Find More Information.” The consolidated financial information for the nine-month periods ended and as of September 30, 2010 and 2009 is unaudited; however, management believes the results include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement. The interim consolidated results of operations may not be indicative of the results for the full year.

	Nine Months Ended September,		Years Ended December 31,
	2010	2009	2009	2008	2007	2006	2005
	(unaudited)		(audited)
	(in millions)
Consolidated Statement of Operations Data:

REVENUES
Earned Premiums	$1,727.8	$1,855.0	$2,455.5	$2,376.6	$2,286.9	$2,290.5	$2,287.7
Automobile Finance Revenues	79.9	142.4	178.5	242.3	260.2	245.0	217.6
Net Investment Income	242.5	234.7	322.7	212.9	289.9	286.0	258.4
Other Income	1.0	2.0	2.5	4.1	3.5	14.4	9.5
Net Realized Gains on Sales of Investments	14.6	17.6	24.6	59.2	95.5	29.3	67.2
Other-than-temporary Impairment Losses:
Total Other-than-temporary Impairment Losses	(13.9)	(49.9)	(50.6)	(152.9)	(33.0)	(2.8)	(10.3)
Portion of Losses Recognized in Other Comprehensive Income	1.2	0.7	0.2	—	—	—	—

Net Impairment Losses Recognized in Earnings	(12.7)	(49.2)	(50.4)	(152.9)	(33.0)	(2.8)	(10.3)

Total Revenues	2,053.1	2,202.5	2,933.4	2,742.2	2,903.0	2,862.4	2,830.1

EXPENSES
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	1,240.1	1,328.3	1,739.5	1,765.2	1,572.3	1,508.7	1,548.7
Insurance Expenses	506.8	543.7	721.2	736.5	705.8	712.0	736.6
Automobile Finance Expenses	44.9	111.6	136.2	204.1	272.5	154.2	130.5
Interest Expense on Certificates of Deposits	21.8	34.6	43.5	58.7	58.7	49.8	37.9
Write-off of Goodwill	14.8	1.5	1.5	9.2	—	—	—
Interest and Other Expenses	49.9	47.5	61.9	58.5	66.9	62.5	64.0

Total Expenses	1,878.3	2,067.2	2,703.8	2,832.2	2,676.2	2,487.2	2,517.7

Income (Loss) from Continuing Operations before Income Taxes and Equity in Net Income (Loss) of Investee	174.8	135.3	229.6	(90.0)	226.8	375.2	312.4
Income Tax Benefit (Expense)	(52.4)	(38.1)	(66.4)	46.2	(49.9)	(116.8)	(80.5)

Income (Loss) from Continuing Operations before Equity in Net Income (Loss) of Investee	122.4	97.2	163.2	(43.8)	176.9	258.4	231.9
Equity in Net Income (Loss) of Investee	(0.1)	(1.1)	(1.0)	5.8	1.2	9.2	5.3

Income (Loss) from Continuing Operations	122.3	96.1	162.2	(38.0)	178.1	267.6	237.2

Discontinued Operations:
Income (Loss) from Discontinued Operations before Income Taxes	(1.0)	3.7	4.0	18.2	34.8	22.0	21.4
Income Tax Benefit (Expense)	0.4	(1.4)	(1.5)	(9.8)	(7.5)	(2.6)	(2.5)

Income (Loss) from Discontinued Operations	(0.6)	2.3	2.5	8.4	27.3	19.4	18.9

Net Income (Loss)	$121.7	$98.4	$164.7	$(29.6)	$205.4	$287.0	$256.1

	Nine Months Ended September,		Years Ended December 31,
	2010	2009	2009	2008	2007	2006	2005
	(unaudited)		(audited)
Income (Loss) from Continuing Operations Per Unrestricted Share:
Basic	$1.97	$1.54	$2.60	$(0.60)	$2.71	$3.94	$3.44

Diluted	$1.96	$1.54	$2.60	$(0.60)	$2.70	$3.92	$3.41

Net Income (Loss) Per Unrestricted Share:
Basic	$1.96	$1.58	$2.64	$(0.47)	$3.13	$4.22	$3.71

Diluted	$1.95	$1.58	$2.64	$(0.47)	$3.11	$4.20	$3.68

Dividends Paid to Shareholders Per Share	$0.66	$0.87	$1.07	$1.88	$1.82	$1.76	$1.70

	As of September 30,		As of December 31,
	2010	2009	2009	2008	2007	2006	2005
	(unaudited)		(audited)
	(in millions)
Consolidated Balance Sheet Data:
Total Assets	$8,540.9	$8,757.8	$8,573.5	$8,818.8	$9,394.4	$9,329.9	$9,200.9
Total Liabilities	$6,340.6	6,864.6	6,655.9	7,170.2	7,103.4	7,040.3	7,041.5
Total Shareholders’ Equity	$2,200.3	1,893.2	1,917.6	1,648.6	2,291.0	2,289.6	2,159.4

RISK FACTORS

An investment in the notes involves risks. Before deciding to invest in the notes, you should carefully consider the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, each of which is incorporated by reference into this prospectus supplement, the disclosure under “Cautionary Statement Regarding Forward-Looking Information” in this prospectus supplement and the following discussion of risks. The risks and uncertainties described in the reports we file with the SEC and below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we presently deem less significant may also adversely affect our business, operating results, cash flows, and financial condition.

Risks Relating to the Notes

The indenture does not restrict the amount of additional debt that we may incur.

The notes and indenture under which the notes will be issued do not place any limitation on the amount of secured or unsecured debt, including senior debt, that we may incur. Our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the trading value of your notes, if any, and a risk that the credit rating of the notes is lowered or withdrawn.

The notes are effectively subordinated to any secured obligations that we may have outstanding and to the obligations of our subsidiaries.

Although the notes are unsubordinated obligations, they are effectively subordinated to any secured obligations that we may have, to the extent of the assets that serve as security for those obligations. We do not currently have any material secured obligations. In addition, our subsidiaries are separate and distinct legal entities with no obligation to pay any amounts due under our indebtedness, including the notes, or to make any funds available to us so that we can do so. As a result, the notes are effectively subordinated to all liabilities of our subsidiaries.

Unitrin is dependent on receiving dividends from its subsidiaries to service its debt and to pay dividends to its shareholders.

As a holding company with no business operations of its own, Unitrin depends on the dividend income that it receives from its subsidiaries as the primary source of funds to pay interest and principal on its outstanding debt obligations and to pay dividends to its shareholders. Unitrin’s subsidiaries are subject to significant regulatory restrictions under state insurance and banking laws and regulations which limit their ability to declare and pay dividends. These regulations impose minimum solvency and liquidity requirements on dividends between affiliated companies and require prior notice to, and may require approval from, state insurance or bank regulators before dividends can be paid. The inability of one or more of Unitrin’s subsidiaries to pay sufficient dividends to Unitrin may materially affect Unitrin’s ability to timely pay its debt obligations or to pay dividends to its shareholders.

The notes are not insured or guaranteed by the FDIC.

The notes are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

An active secondary trading market for the notes may not develop.

Upon issuance, the notes will not have an established trading market and will not be listed on any securities exchange. Although the underwriters have advised us that they currently intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making activity with respect to the notes at any time without notice. Consequently, an active secondary trading market for the notes may not develop, and, if one does develop, it may not be sustained or provide any significant liquidity. If an active trading market for the notes does develop, the notes may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our financial performance and other factors. As a result, if you decide to resell your notes there may be few, if any, potential buyers, which may in turn adversely affect the price you receive for your notes or limit your ability to resell your notes.

The notes do not have the benefit of certain contractual protections found in other debt securities.

The notes and the indenture do not protect you in the event of a highly leveraged transaction or a credit downgrade. The indenture does not contain any financial covenants and does not restrict us from paying dividends to the holders of our common stock. In addition, we are not restricted under the indenture from granting security interests over our assets.

We may pursue acquisitions, dispositions, investments, dividends, share repurchases and/or other corporate transactions that we believe will maximize equity returns of our shareholders but may involve risks to holders of the notes.

From time to time, we consider opportunities for acquisitions of businesses or other assets and other strategic transactions. These transactions may involve risks, such as risks of integration of acquired businesses and loss of cash flows and market positions of disposed businesses. In addition, if our business performs according to our financial plan, the indenture governing the notes will allow us substantial flexibility to pay dividends on, or make significant repurchases of, our common stock. These transactions will be subject to the discretion of our board of directors. There can be no assurance that we will effect any of these transactions, but, if we do, risks to the holders of the notes may be increased, possibly materially.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of notes will be approximately $247,770,000 after deducting underwriting discounts and our estimated expenses related to the offering. We intend to use the net proceeds from the sale of the notes to repay aggregate borrowings of $140 million under our credit facility, to make a capital contribution of $60 million to Unitrin’s subsidiary, United Insurance Company of America, and for working capital and other general corporate purposes. On October 29, 2010, Unitrin borrowed $110 million under its credit facility at an interest rate of 3.0625% and with a maturity date of November 29, 2010, which was used, together with cash and investments on hand, to repay the principal and pay interest on Unitrin’s 4.875% Senior Notes due November 1, 2010. On November 15, 2010, Unitrin borrowed $30 million under its credit facility at an interest rate of 3.0625% and with a maturity date of December 16, 2010 for working capital and general corporate purposes. Affiliates of certain of the underwriters are lenders under our credit facility and may receive a portion of the net proceeds from this offering. See “Conflicts of Interest” in this prospectus supplement.

CAPITALIZATION

The table below shows our unaudited capitalization basis as of September 30, 2010. The table also shows adjustments to our unaudited capitalization to reflect this offering and the application of the estimated proceeds we will receive in this offering, net of fees and estimated expenses. You should refer to the consolidated financial statements in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, which is incorporated by reference into this prospectus supplement. See “Where You Can Find More Information.”

	As of September 30, 2010
	Actual	As adjusted (2)
	(in millions)
Debt:
6.000% Senior Notes due November 30, 2015 (1)	$—	$247.8
4.875% Senior Notes due November 1, 2010 (1)	200.0	—
6.00% Senior Notes due May 15, 2017 (1)	356.2	356.2
Other—Mortgage Note Payable at Amortized Cost	5.7	5.7
Borrowings under credit facility	—	—

Total debt	561.9	609.7

Shareholders’ equity:
Common Stock, $0.10 par value, 100,000,000 shares authorized, 61,450,301 shares issued and outstanding	6.1	6.1
Paid-in capital	756.0	756.0
Accumulated other comprehensive income	283.6	283.6
Retained earnings	1,154.6	1,154.6

Total shareholders’ equity	2,200.3	2,200.3

Total debt and shareholders’ equity	$2,762.2	$2,810.0

(1)	Aggregate principal amount net of unamortized issuance expenses.
(2)	Adjusted for the repayment of the principal and interest of Unitrin’s 4.875% Senior Notes due November 1, 2010, the borrowing and subsequent repayment of $140 million under Unitrin’s credit facility and the issuance of $250,000,000 in aggregate principal amount of 6.000% Senior Notes due November 30, 2015. See “Use of Proceeds” in this prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Nine months ended Sept 30, 2010	Year ended December 31,
		2009	2008	2007	2006	2005
Ratio of Earnings to Fixed Charges (1)	4.3x	3.8x	(2)	3.3x	5.5x	5.4x

(1)	The ratios of earnings to fixed charges have been computed on a consolidated basis by dividing earnings from continuing operations before income taxes and fixed charges by fixed charges. Fixed charges consist of interest on debt and a factor for interest included in rent expense. Earnings from continuing operations before income taxes and fixed charges consists of Income (Loss) from Continuing Operations before Income Taxes and Equity in Net Income (Loss) of Investee, having the meaning as set forth in our Consolidated Statement of Operations included in our Annual Report on Form 10-K for the year ended December 31, 2009, plus fixed charges, excluding capitalized interest.
(2)	Fixed charges exceeded earnings from continuing operations before income taxes and fixed charges by $91.3 million for the year ended December 31, 2008.

DESCRIPTION OF NOTES

The following description of the notes offered by this prospectus supplement supplements the description of the general terms and provisions of the notes set forth in the accompanying prospectus (the notes are referred to in that prospectus as the “debt securities”). You should carefully read the entire prospectus supplement and accompanying prospectus to understand fully the terms of the notes. All of the information set forth below is qualified in its entirety by the more detailed explanation set forth in the accompanying prospectus.

General

The notes are a single series of senior debt securities issued by us under the indenture dated as of June 26, 2002, between us and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company), as trustee, which is more fully described in the accompanying prospectus. The notes are unsecured and will rank equally with all of Unitrin, Inc.’s other senior and unsubordinated debt. The indenture does not limit the amount of debt securities that we may issue or the amount of other debt that we may incur in the future.

This series of debt securities is initially limited to $250 million. We may, from time to time, without the consent of the existing holders of the notes, issue additional notes under the indenture having the same terms as the notes in all respects, except for the issue date, the issue price and the initial interest payment date. Any such additional notes will be consolidated with and form a single series with the notes being offered by this prospectus supplement. We will not issue any additional notes with the same identification number as the original note, unless such notes are treated as fungible with the original notes for U.S. federal income tax purposes.

The notes will mature on November 30, 2015. We have the option to redeem the notes prior to their stated maturity on the terms described below. Holders of the notes do not have any similar option to require us to redeem the notes before their stated maturity. The notes will not be entitled to the benefit of any sinking fund.

We will pay interest on the notes at an annual rate of 6.000% from the date of issuance. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Interest on the notes will be payable semiannually on each May 30 and November 30, beginning on May 30, 2011, to the persons in whose names the notes are registered at the close of business on the preceding May 15 or November 15, respectively, except that any interest payable upon maturity or any earlier redemption of the notes will be payable to the person to whom the principal of the note is payable.

Optional Redemption

We may redeem the notes, in whole at any time or in part from time to time at our option, at a redemption price equal to accrued and unpaid interest on the principal amount being redeemed to the redemption date plus the greater of:

•	100% of the principal amount of the notes to be redeemed; or

•

the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 60 basis points.

If we have given notice as provided in the indenture and funds for the redemption of any notes called for redemption have been made available on the redemption date, those notes will cease to bear interest on the date fixed for redemption. Thereafter, the only right of the holders of those notes will be to receive payment of the redemption price.

We will give notice of any optional redemption to holders at their addresses, as shown in the security register, not more than 90 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption price and the principal amount of the notes held by such holder to be redeemed.

We will notify the trustee at least 45 days prior to giving notice of redemption (or such shorter period as is satisfactory to the trustee) of the series and the aggregate principal amount of notes to be redeemed and their redemption date. If less than all the notes of that series is to be redeemed, the trustee shall select which notes of that series are to be redeemed in a manner it deems to be fair and appropriate.

If we redeem any series of notes, or any part of any series, then we may prevent you from transferring or exchanging these notes. We may do this during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders so we can prepare the mailing. We may also refuse to register transfers or exchanges of notes selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed.

“Adjusted Treasury Rate” means, with respect to any date of redemption, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes to be redeemed that would be used, at the time of selection and under customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

“Comparable Treasury Price” means, with respect to any date of redemption, the average of the Reference Treasury Dealer Quotations for the date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations, or if the trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations.

“Quotation Agent” means J.P. Morgan Securities LLC or another Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means (1) J.P. Morgan Securities LLC and a Primary Treasury Dealer (defined herein) selected by Wells Fargo Securities, LLC and their respective successors and, at our option, other nationally recognized investment banking firms that are primary dealers of U.S. government securities in New York City (a “Primary Treasury Dealer”), provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer, we will substitute another Primary Treasury Dealer and (2) any two other Primary Treasury Dealers we select.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day before the date of redemption.

Consolidation, Merger, Sale, Conveyance and Lease

We may not (i) merge with or into or consolidate with another person or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any person other than a direct or indirect wholly-owned subsidiary of ours, and (ii) no person may merge with or into or consolidate with us or, except for any of our direct or indirect wholly-owned subsidiaries, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

(a)	we are the surviving corporation or the person formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, has expressly assumed by supplemental indenture all our obligations under the debt securities and the indenture;

(b)	immediately after the transaction, no default or “event of default” (as defined in the indenture) has occurred and is continuing; and

(c)	we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the supplemental indenture relating to the transaction complies with the indenture.

Events of Default; Notice and Waiver

The notes will include an additional Event of Default as well as those Events of Default set forth in the accompanying prospectus. For purposes of the notes offered by this prospectus supplement, the following event that has occurred and is continuing constitutes an “Event of Default” with respect to the notes:

•

there occurs with respect to any indebtedness of the Company or any of its subsidiaries having an outstanding principal amount of $60,000,000 or more in the aggregate for all such indebtedness of all such persons (i) an event of default that results in such indebtedness being due and payable prior to its scheduled maturity or (ii) failure to make a principal payment when due and such defaulted payment is not made, waived or extended within the applicable grace period.

Book-Entry System; Delivery and Form

General

The notes will be issued in the form of one or more fully registered global securities. For purposes of this prospectus supplement, “global security” refers to the global security or global securities representing the entire issue of the notes. Each such global security will be deposited with or on behalf of The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as DTC’s nominee, or will remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between DTC and the trustee. Investors may elect to hold interests in the global securities through either DTC in the U.S. or Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A. /N. V., as operator of the Euroclear System (“Euroclear”), in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Except in the limited circumstances described below, the notes will not be issued in definitive certificated form. The global security may be transferred, in whole and not in part, only to another nominee of DTC. We understand as follows with respect to the rules and operating procedures of DTC, Clearstream and Euroclear which affect transfers of interests in the global security.

DTC

The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. Neither we nor the trustee take any responsibility for these operations or procedures, and investors are urged to contact DTC or its participants directly to discuss these matters.

DTC has advised us that

•

It is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

•

DTC holds securities for its participants (“Participants”) and facilitates the clearance and settlement of securities transactions, such as transfers and pledges, between Participants through electronic computerized book-entry changes in the accounts of its Participants, thereby eliminating the need for physical movement of securities certificates.

•	Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations.

•	DTC is owned by a number of Participants and by NYSE Euronext and the Financial Industry Regulatory Authority, Inc.

•

Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Persons who are not Participants may beneficially own notes held by DTC only through Participants or Indirect Participants. Beneficial ownership of notes may be reflected (1) for investors who are Participants, in the records of DTC, (2) for investors holding through a Participant, in the records of such Participant, whose aggregate interests on behalf of all investors holding through such Participant will be reflected in turn in the records of DTC, or (3) for investors holding through an Indirect Participant, in the records of such Indirect Participant, whose aggregate interests on behalf of all investors holding through such Indirect Participant will be reflected in turn in the records of a Participant. Accordingly, transfers of beneficial ownership in the global security can only be effected through DTC, a Participant or an Indirect Participant. Each of the underwriters is a Participant or an Indirect Participant.

Interests in the global security will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its Participants. The global security will trade in DTC’s same-day funds settlement system until maturity, and secondary market trading activity for the global security will therefore settle in immediately available funds. The laws of some states require that certain persons take physical delivery in definitive form of securities. Consequently, the ability to transfer beneficial interests in the global security to such persons may be limited.

So long as DTC, or its nominee, is the registered owner of the global security, DTC, or its nominee for all purposes will be considered the sole holder of the notes under the indenture. Except as provided below, owners of beneficial interests in the global security will not be entitled to have notes registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the holders thereof under the indenture. Accordingly, any person owning a beneficial interest in the global security must rely on the procedures of DTC and, if such person is not a Participant in DTC, on the procedures of the Participant through which such person, directly or indirectly, owns its interest, to exercise any rights of a holder of notes.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of an owner of a beneficial interest in the notes to pledge such notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such notes, may be affected by the lack of a physical certificate for such notes.

Payment of principal of and interest on the notes will be made to DTC, or its nominee, as the registered owner of the global security. Neither Unitrin nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We understand that it is the practice of DTC that:

•

Upon receipt of any payment of principal of or interest on the global security to credit the Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC; and

•

Payments by Participants to owners of beneficial interests in the global security held through such Participants will be the responsibility of such Participants, as is now the case with securities held for the accounts of customers registered in “street name.”

If we redeem the notes, we will send the notice of redemption to DTC. If we redeem less than all of the notes, we have been advised that it is DTC’s practice to determine by lot the amount of the interest of each Participant in the notes to be redeemed.

We understand that under existing industry practices, if we request holders of the notes to take action, or if an owner of a beneficial interest in a note desires to take any action which a holder is entitled to take under the indenture, then

•	DTC would authorize the Participants holding the relevant beneficial interests to take such action, and

•	Such Participants would authorize the beneficial owners owning through such Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of notes among its Participants, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Clearstream and Euroclear

Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by DTC for Clearstream.

Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is regulated and examined by the Belgian Banking Commission.

Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading. Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

Clearstream and Euroclear will record the ownership interests of their Participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as Participants in DTC. When notes are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser must send instructions to Clearstream or Euroclear through a Participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive notes against payment. After settlement, Clearstream or Euroclear will credit its Participant’s account. Credit for the notes will appear on the next day (European time).

Because settlement is taking place during New York business hours, DTC Participants will be able to employ their usual procedures for sending notes to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC Participant, a cross-market transaction will settle no differently than a trade between two DTC Participants.

When a Clearstream or Euroclear Participant wishes to transfer notes to a DTC Participant, the seller will be required to send instructions to Clearstream or Euroclear through a Participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear Participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear Participant’s account will instead be valued as of the actual settlement date.

You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.

The information in this section concerning the depositary, its book-entry system, Clearstream and Euroclear has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Certificated Notes

We will issue certificated notes to each person that DTC identifies as the beneficial owner of the notes represented by the global security upon surrender by DTC of the global security if:

•

DTC notifies us that it is no longer willing or able to act as a depository for the global security or if at any time DTC is no longer registered or in good standing under the Exchange Act, and we have not appointed a successor depository within 90 days of that notice;

•	An event of default has occurred and is continuing, and DTC requests the issuance of certificated notes; or

•	We determine at any time not to have the notes represented by a global security.

Upon any such issuance, the trustee is required to register the certificated notes in the name of the person or persons or the nominee of any of these persons and cause the same to be delivered to those persons. Individual certificated notes so issued in certificated form will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof and will be issued in registered form only.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any Participant or Indirect Participant in identifying the beneficial owners of the related notes. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts of the certificated notes to be issued.

Same-Day Settlement and Payment

Settlement for the notes will be made by the underwriters in immediately available funds. We will make all payments of principal and interest on the notes in immediately available funds. Secondary market trading between DTC Participants will occur in the customary manner in accordance with DTC rules and will be settled in immediately available funds using DTC’s same-day funds settlement system.

Paying Agent

We will pay interest, principal and any other money due on the notes at the office of the paying agent of the trustee in New York City. The office of the paying agent is currently located at The Bank of New York Mellon, 101 Barclay Street, Floor 21 West, New York, New York 10286.

Governing Law

The indenture and the notes are governed by and will be construed in accordance with the laws of the state of New York.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

The following discussion is a summary of material U.S. federal income tax consequences of an investment in the notes. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular taxpayers in light of their special circumstances or taxpayers subject to special treatment under U.S. federal income tax laws (including dealers in securities or currencies, financial institutions, cooperatives, regulated investment companies, real estate investment trusts, tax-exempt organizations, insurance companies, persons who hold notes as part of a hedging, integrated, straddle, conversion or constructive sale transaction, persons subject to the alternative minimum tax, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, U.S. expatriates, controlled foreign corporations, or passive foreign investment companies). This discussion does not address any aspect of U.S. federal taxation other than U.S. federal income taxation or any aspect of state, local or foreign taxation. In addition, this discussion deals only with certain U.S. federal income tax consequences to a holder that acquires the notes in the initial offering at their issue price and holds the notes as capital assets.

This summary is based on the U.S. federal income tax law in effect as of the date of this prospectus supplement, which is subject to differing interpretations or change, possibly with retroactive effect.

EACH PROSPECTIVE PURCHASER OF THE NOTES SHOULD CONSULT ITS TAX ADVISOR CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES.

A “U.S. Holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation) created or organized (or treated as created or organized) in or under the laws of the United States or any State thereof (including the District of Columbia);

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, (i) the administration of which is subject to the primary supervision of a court within the United States and for which one or more U.S. persons have the authority to control all substantial decisions, or (ii) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

A “Non-U.S. Holder” is a beneficial owner of a note that is not a U.S. Holder or a partnership. If a partnership holds a note, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding a note should consult its tax advisor concerning the U.S. federal income and other tax consequences of an investment in the notes.

Tax Consequences to U.S. Holders

Interest. Interest on a note generally will be taxable to a U.S. Holder as ordinary interest income in the taxable year in which it accrues or is received, in accordance with the U.S. Holder’s method of tax accounting.

Sale, Exchange, Retirement or Other Disposition of a Note. A U.S. Holder will generally recognize capital gain or loss upon the sale, exchange, retirement or other taxable disposition of a note in an amount equal to the difference between (i) the amount realized (except to the extent such amount is attributable to accrued interest, which will be taxable as ordinary interest income to the extent such interest has not been previously included in income) and (ii) such U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note will generally equal the cost of the note to such holder. Such capital gain or loss will be long-term capital gain or loss if the note was held for more than one year at the time of disposition. Long-term capital gains generally are subject to preferential rates of U.S. federal income tax for certain non-corporate U.S. Holders (including individuals). The deductibility of capital losses is subject to significant limitations.

Tax Consequences to Non-U.S. Holders

Interest. Subject to the discussion below concerning backup withholding, no U.S. federal income or withholding tax generally will apply to a payment of interest on a note to a Non-U.S. Holder, provided that

(i)	such interest is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder;

(ii)	such Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

(iii)	such Non-U.S. Holder is not a controlled foreign corporation directly or indirectly related to us through stock ownership;

(iv)	such Non-U.S. Holder is not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the U.S. Internal Revenue Code;

(v)	either (A) such Non-U.S. Holder provides its name and address, and certifies on IRS Form W-8BEN (or a substantially similar form), under penalties of perjury, that it is not a U.S. person or (B) a foreign securities clearing organization and/or certain other foreign financial institutions holding the note on behalf of the Non-U.S. Holder certifies on IRS Form W-8IMY, under penalties of perjury, that it has received such certification from such Non-U.S. Holder and furnishes us or our paying agent with a copy thereof; and

(vi)	we or our paying agent do not have actual knowledge or reason to know that the beneficial owner of the note is a U.S. person.

If not all of the foregoing requirements are met, payments of interest on a note generally will be subject to U.S. federal withholding tax at a 30% rate (or a lower applicable treaty rate, provided certain certification requirements are met), subject to the discussion below concerning interest that is effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States.

Sale, Exchange, Retirement or Other Disposition of a Note. Subject to the discussion below concerning backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on the receipt of payments of principal on a note, or on any gain recognized upon the sale, exchange, retirement or other disposition of a note, unless in the case of gain (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States and, if a treaty applies (and the holder complies with applicable certification and other requirements to claim treaty benefits), is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States or (ii) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met.

United States Trade or Business. If a Non-U.S. Holder is engaged in a trade or business in the United States, and if interest or gain on a note is effectively connected with the conduct of such trade or business and, if a treaty applies (and the holder complies with applicable certification and other requirements to claim treaty benefits), is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States, the Non-U.S. Holder generally will be subject to U.S. federal income tax on the receipt or accrual of such interest or the recognition of gain on the sale or other taxable disposition of the note in the same manner as if such holder were a U.S. person. Such interest or gain recognized by a corporate Non-U.S. Holder may also be subject to an additional U.S. federal branch profits tax at a 30% rate (or, if applicable, a lower treaty rate). In addition, any such gain will not be subject to withholding tax and any such interest will not be subject to withholding tax if the Non-U.S. Holder delivers to us a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. Non-U.S. Holders should consult their tax advisors with respect to other U.S. tax consequences of the ownership and disposition of notes.

Backup Withholding and Information Reporting

U.S. Holders. Payments of interest on, or the proceeds of the sale or other disposition of, a note are generally subject to information reporting unless the U.S. Holder is an exempt recipient (such as a corporation). Such payments may also be subject to U.S. federal backup withholding tax at the applicable rate if the recipient of such payment fails to supply a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise fails to establish an exemption from backup withholding. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against that U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Non-U.S. Holders. A Non-U.S. Holder may be required to comply with certain certification procedures to establish that the holder is not a U.S. person in order to avoid information reporting and backup withholding tax with respect to our payment of principal and interest on, or the proceeds of the sale or other disposition of, a note. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against that Non-U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service. In certain circumstances, the name and address of the beneficial owner and the amount of interest paid on a note, as well as the amount, if any, of tax withheld may be reported to the Internal Revenue Service. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement dated as of the date of this prospectus supplement between us and the underwriters named below, for whom J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as representatives, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of the notes that appears opposite its name in the table below:

Underwriter	Principal amount of notes
J.P. Morgan Securities LLC	$87,500,000
Wells Fargo Securities, LLC	75,000,000
BNY Mellon Capital Markets, LLC	12,500,000
Fifth Third Securities, Inc.	12,500,000
Goldman, Sachs & Co.	12,500,000
Macquarie Capital (USA) Inc.	12,500,000
Raymond James & Associates, Inc.	12,500,000
The Williams Capital Group, L.P.	12,500,000
U.S. Bancorp Investments, Inc.	12,500,000

Total	$250,000,000

The underwriters are offering the notes subject to their acceptance of the notes and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have also agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. In addition, the underwriters initially propose to offer the notes to certain dealers at prices that represent a concession not in excess of 0.35% of the principal amount of the notes. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of 0.225% of the principal amount of the notes to certain other dealers. After the initial offering of the notes, the underwriters may from time to time vary the offering prices and other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the notes:

Paid by us
Per Note	0.60%
Total	$1,500,000

Expenses associated with this offering which we will pay, other than underwriting discounts, are estimated to be approximately $725,000.

The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable.

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating syndicate short positions. In addition, the underwriters may bid for and purchase notes in the open market to cover syndicate short positions or to stabilize the prices of the notes. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Member State, it has not made and will not make an offer of notes to the public in that Member State except that it may, with effect from and including such date, make an offer of notes to the public in that Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above, the expression an “offer of notes to the public” in relation to any notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression Prospectus Directive means Directive 2003/7I/EC and includes any relevant implementing measure in that Member State.

Each underwriter has represented and agreed that (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “Act”)) in connection with the issue or sale of the notes in circumstances in which Section 21(1) of such Act does not apply to us and (b) it has complied and will comply with all applicable provisions of such Act with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with us and our affiliates for which they have received or will receive customary fees and commissions.

CONFLICTS OF INTEREST

As described in “Use of Proceeds,” a portion of the net proceeds of this offering are intended to be used to repay borrowings of $140 million under our revolving credit facility. Affiliates of BNY Mellon Capital Markets, LLC, Fifth Third Securities, Inc., J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are lenders under our revolving credit facility. Because the net proceeds from the offering of the notes will be used to repay indebtedness under our revolving credit facility, we expect that more than 5% of the net proceeds will be directed to one or more of such underwriters (or their affiliates), which would be considered a “conflict of interest” under NASD Rule 2720. As such, the offering is being conducted in accordance with NASD Conduct Rule 2720 of the Financial Regulatory Authority, Inc. Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with the offering because the offering is of a class of securities that are investment grade rated.

The Bank of New York Mellon Trust Company, N.A., an affiliate of The Bank of New York Mellon, is the trustee under the indenture for this offering. BNY Mellon Capital Markets, LLC, an affiliate of The Bank of New York Mellon, is an underwriter of this offering. The Bank of New York Mellon is a lender under our existing credit facility. Pursuant to the Trust Indenture Act of 1939, if an event of default were to occur with respect to the notes, The Bank of New York Mellon Trust Company, N.A. would be deemed to have conflicting interests, by virtue of being an affiliate of a lender under the credit facility and an affiliate of one of the underwriters of the notes. In that event, The Bank of New York Mellon Trust Company, N.A. would be required to resign as trustee or eliminate the conflicting interests.

LEGAL MATTERS

Certain legal matters relating to the issuance of the notes will be passed upon for us by Scott Renwick, Senior Vice President, General Counsel and Secretary of Unitrin and by Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois. Mr. Renwick owns less than one percent of our common stock. Certain legal matters relating to the issuance of the notes will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements and the related financial statement schedules, incorporated in this prospectus supplement by reference from Unitrin’s Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of Unitrin’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph concerning a change in accounting for the recognition and presentation of other-than-temporary impairments in 2009), and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference facilities by calling the SEC at 1-800-SEC-0330. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC at its principal office at 100 F Street NE, Room 1580, Washington, D.C. 20549. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are accessible through the Internet at that website. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our website at www.unitrin.com. The content of our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

The SEC allows us to “incorporate by reference” the information we file with them, which means that (i) we can disclose important information to you by referring you to those documents and (ii) those documents are considered part of this prospectus supplement and the accompanying prospectus. The following documents are incorporated by reference into this prospectus supplement and the accompanying prospectus (other than, in each case, documents or information deemed furnished and not filed in accordance with the SEC rules, including pursuant to Item 2.02 or Item 7.01 on Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby):

(i)	our Annual Report on Form 10-K for the year ended December 31, 2009 (including portions of our definitive Proxy Statement for the 2010 Annual Meeting of Shareholders incorporated therein by reference);

(ii)	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010;

(iii)	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010;

(iv)	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010;

(v)	our Current Reports on Form 8-K filed with the SEC on January 29, 2010, February 4, 2010, February 22, 2010, April 26, 2010, May 10, 2010, June 11, 2010, June 30, 2010, August 12, 2010, August 20, 2010 and November 5, 2010; and

(vi)	the description of our common stock set forth in Exhibit 4.5 to our automatic shelf registration statement on Form S-3 filed on November 3, 2010.

We also incorporate by reference all documents we may subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of the registration statement of which this prospectus supplement and the accompanying prospectus is a part and prior to the termination of the offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules). The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus supplement and the accompanying prospectus, commencing on the date on which the document is filed.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus, at no cost to the requestor. To receive a free copy of any of the documents incorporated by reference into this prospectus, other than exhibits, unless they are specifically incorporated by reference into those documents, call or write:

Unitrin, Inc.

One East Wacker Drive

Chicago, Illinois 60601

Attention: Investor Relations

Tel: (312) 661-4930

PROSPECTUS

UNITRIN, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

We may offer and sell from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering, (i) shares of our common stock, (ii) shares of our preferred stock, which we may issue in one or more series, (iii) debt securities and (iv) warrants.

We will provide the specific terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and any applicable prospectus supplement as well as the documents incorporated by reference in such documents carefully before you make your investment decision.

Our common stock is listed on the New York Stock Exchange under the trading symbol “UTR.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 19 in this prospectus.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any prospectus supplement relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 2, 2010

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (“SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may sell, from time to time, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time that we sell securities, a prospectus supplement containing specific information about the terms of that offering will be provided, including the specific amounts, prices and terms of the securities offered. The prospectus supplement and any other offering material may also add to, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. We urge you to read both this prospectus and any prospectus supplement and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities, together with additional information described under the heading “Where You Can Find More Information” on page 21 of this prospectus. We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We are not making an offer to sell or soliciting an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted.

Unless otherwise stated or the context otherwise requires, as used in this prospectus, the words “we,” “us,” “our,” the “Company,” or “Unitrin” refer to Unitrin, Inc.

You should not assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate on any date other than the date on the front cover of such documents or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

UNITRIN, INC.

We are a holding company whose primary source of funds for the payment of interest on our obligations or dividends to our shareholders is dividends from our subsidiaries. The amount of dividend distributions to us from our insurance and banking subsidiaries may be restricted, respectively, by state insurance laws and regulations as administered by state insurance departments and by banking laws and regulations as administered by applicable governmental agencies. We were incorporated in Delaware in 1990.

Through our subsidiaries, we are engaged in the property and casualty insurance, life and health insurance and automobile finance businesses. We conduct our continuing operations through five operating segments: Kemper®1, Unitrin Specialty, Unitrin Direct, Life and Health Insurance and Fireside Bank.

Our property and casualty insurance business operations are primarily conducted through the Kemper, Unitrin Specialty and Unitrin Direct segments. The Kemper segment provides preferred and standard risk personal automobile insurance, homeowners insurance and other personal insurance through independent agents. The Unitrin Specialty segment provides automobile insurance to individuals and businesses in the non-standard and specialty market through independent agents. The non-standard automobile insurance market consists of individuals and companies that have difficulty obtaining standard or preferred risk insurance, usually because of their adverse driving records or claim or credit histories. Unitrin Direct markets personal automobile and homeowners insurance through direct mail and the Internet through web insurance portals, click-thrus and its own website and through employer-sponsored voluntary benefit programs and other affinity relationships. The Life and Health Insurance segment provides individual life, accident, health and property insurance. The Fireside Bank segment made sub-prime automobile loans primarily for the purchase of pre-owned automobiles and offered certificates of deposits. On March 24, 2009, Fireside Bank suspended all new lending activity and ceased opening new certificate of deposit accounts as part of a plan to exit the automobile finance business.

Our principal executive offices are located at One East Wacker Drive, Chicago, Illinois 60601, and our telephone number is (312) 661-4600. Our website is www.unitrin.com. The content of our website is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

[1]	Kemper® is a registered service mark of Unitrin, Inc.

RISK FACTORS

Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors described in the section entitled “Risk Factors” in: (i) any prospectus supplement; (ii) our most recent Annual Report on Form 10-K; and (iii) any Quarterly Reports on Form 10-Q filed subsequent to such Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus and any prospectus supplement in its entirety, and as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended (“the Exchange Act”). For more information, see the section entitled “Where You Can Find More Information” on page 21 of this prospectus. These risks could materially and adversely affect our business, financial condition or operating results and could result in a partial or complete loss of your investment. Furthermore, additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also affect our operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference herein may contain information that includes or is based on forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give expectations or forecasts of future events. The reader can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “believe(s),” “goal(s),” “target(s),” “estimate(s),” “anticipate(s),” “forecast(s),” “project(s),” “plan(s),” “intend(s),” “expect(s),” “might,” “may” and other words and terms of similar meaning in connection with a discussion of future operating, financial performance or financial condition. Forward-looking statements, in particular, include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance; actual results could differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results and financial condition. The reader should consider the following list of general factors that could affect our future results and financial condition, as well as those discussed under Item 1A., Risk Factors, in our most recent Annual Report on Form 10-K, as updated by Item 1A., Risk Factors, to Part II—Other Information of our Quarterly Reports on Form 10-Q, each of which is incorporated by reference into this prospectus and any prospectus supplement in its entirety, and as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act.

Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are:

(i)	the incidence, frequency, and severity of catastrophes occurring in any particular reporting period or geographic concentration, including natural disasters, pandemics and terrorist attacks or other man-made events;

(ii)	the number and severity of insurance claims (including those associated with catastrophe losses) and their impact on the adequacy of loss reserves;

(iii)	changes in facts and circumstances affecting assumptions used in determining loss and loss adjusting expense reserves;

(iv)	the impact of inflation on insurance claims, including, but not limited to, the effects attributed to scarcity of resources available to rebuild damaged structures, including labor and materials and the amount of salvage value recovered for damaged property;

(v)	changes in the pricing or availability of reinsurance, or in the financial condition of reinsurers and amounts recoverable therefrom;

(vi)	orders, interpretations or other actions by regulators that impact the reporting, adjustment and payment of claims;

(vii)	the impact of residual market assessments and assessments for insurance industry insolvencies;

(viii)	changes in industry trends and significant industry developments;

(ix)	uncertainties related to regulatory approval of insurance rates, policy forms, license applications and similar matters;

(x)	developments related to insurance policy claims and coverage issues including, but not limited to, interpretations or decisions by courts or regulators that may govern or influence insurance policy coverage issues arising with respect to losses incurred in connection with hurricanes and other catastrophes;

(xi)	changes in ratings of Unitrin or its subsidiaries and affiliates by credit rating agencies including A.M. Best Co., Inc;

(xii)	adverse outcomes in litigation or other legal or regulatory proceedings involving Unitrin or its subsidiaries or affiliates;

(xiii)	regulatory, accounting or tax changes that may affect the cost of, or demand for, the products or services of Unitrin’s subsidiaries and affiliates;

(xiv)	governmental actions, including, but not limited to, implementation of the provisions of the Patient Protection and Affordable Care Act, the Health Care and Education Reconciliation Act of 2010 and the Dodd-Frank Act, new laws or regulations or court decisions interpreting existing laws and regulations or policy provisions;

(xv)	changes in distribution channels, methods or costs resulting from changes in laws or regulations, lawsuits or market forces;

(xvi)	changes in laws or regulations governing or affecting the regulatory status of industrial banks, such as our Fireside Bank subsidiary, and their parent companies, including minimum capital requirements and restrictions on the non-financial activities and equity investments of companies that acquire control of industrial banks;

(xvii)	changes in the estimated rates of automobile loan receivables net charge-off used to estimate Fireside Bank’s reserve for loan losses, including, but not limited to, changes in general economic conditions, unemployment rates and the impact of changes in the value of collateral held;

(xviii)	the degree of success in effecting an orderly wind-down of the operations of Fireside Bank and the recovery of Unitrin’s investment in Fireside Bank;

(xix)	the degree of success in identifying a buyer for Reserve National Insurance Company and effecting a sale or, at a minimum, a sale that results in a complete recovery of our investment in our subsidiary, Reserve National Insurance Company;

(xx)	changes in general economic conditions, including performance of financial markets, interest rates, unemployment rates and fluctuating values of particular investments held by Unitrin or its subsidiaries or affiliates;

(xxi)	the level of success and costs expended in realizing economies of scale and implementing significant business consolidations and technology initiatives;

(xxii)	heightened competition, including, with respect to pricing, entry of new competitors and the development of new products by new and existing competitors;

(xxiii)	increased costs and risks related to data security;

(xxiv)	absolute and relative performance of the products or services of Unitrin’s subsidiaries and affiliates; and

(xxv)	other risks and uncertainties described from time to time in Unitrin’s filings with the SEC.

While we believe that the assumptions underlying such forward-looking statements are reasonable, there can be no assurance that the results contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable or that future events or developments will not cause such statements to be inaccurate. All forward-looking statements contained in this prospectus and the documents we incorporate by reference in this prospectus are qualified in their entirety by this cautionary statement. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statements for any changes in events or circumstances or in our expectations or results.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of our securities for working capital and other general corporate purposes, including acquisitions, repayment or refinancing of debt, stock repurchases, investments in our subsidiaries and other business opportunities. We will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of our securities in an applicable prospectus supplement or other offering materials relating to the offered securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Nine Months Ended Sept 30, 2010	Year Ended December 31,
		2009	2008	2007	2006	2005
Ratio of Earnings to Fixed Charges (1)	4.3x	3.8x	(2)	3.3x	5.5x	5.4x

(1)	The ratios of earnings to fixed charges have been computed on a consolidated basis by dividing earnings from continuing operations before income taxes and fixed charges by fixed charges. Fixed charges consist of interest on debt and a factor for interest included in rent expense. Earnings from continuing operations before income taxes and fixed charges consists of Income (Loss) from Continuing Operations before Income Taxes and Equity in Net Income (Loss) of Investee, having the meaning as set forth in our Consolidated Statement of Income included in our Annual Report on Form 10-K for the year ended December 31, 2009, plus fixed charges, excluding capitalized interest.
(2)	Fixed charges exceeded earnings from continuing operations before income taxes and fixed charges by $91.3 million for the year ended December 31, 2008.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock, debt securities and warrants that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. At the time of an offering and sale, this prospectus, together with the accompanying prospectus supplement, will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.10 per share and 20,000,000 shares of preferred stock, par value $0.10 per share, of which 100,000 shares have been designated Series A Junior Participating Preferred Stock. No preferred stock is outstanding as of the date of this prospectus. Of the 100,000,000 shares of common stock authorized, 61,450,138 shares were outstanding as of October 31, 2010, and 6,759,495 shares have been reserved for issuance pursuant to certain equity-based compensation plans as of September 30, 2010. The following is a summary description of the material terms and provisions relating to our capital stock, Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”), but is qualified by reference to the Certificate of Incorporation and Bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

Voting Rights. Each holder of shares of our common stock is entitled to attend all special and annual meetings of our shareholders. The holders of our common stock have one vote for each share held on all matters voted upon by our shareholders, including the election of directors to our Board of Directors (the “Board of Directors”). An election of directors by our shareholders is determined by the affirmative vote of a majority of the outstanding common stock having voting power present, in person or by proxy, at a meeting at which a quorum is present.

Dividends. Except for any preferential rights of holders of any preferred stock that may then be issued and outstanding and any other class or series of stock having a preference over the common stock, holders of our common stock are entitled to receive dividends as and when declared by our Board of Directors, from legally available funds.

Liquidation and Dissolution. In the event of our liquidation or dissolution, the holders of our common stock are entitled to receive ratably all assets available for distribution to shareholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Other Rights. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. Each outstanding share of common stock includes an attached right under Unitrin’s shareholder rights plan, as described in more detail under the heading “Shareholder Rights Plan” on page 10 of this prospectus.

Listing. The common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “UTR.”

Transfer Agent and Registrar. The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

Preferred Stock

Our Certificate of Incorporation authorizes our Board of Directors to issue up to 20,000,000 shares of preferred stock in one or more series, with such distinctive designation or title and in such number of shares as may be authorized by our Board of Directors. Our Board of Directors is authorized to prescribe the relative rights and preferences of each series, and the limitations applicable thereto, including but not limited to the following: (i) the voting powers, full, special, or limited, or no voting powers, of each such series; (ii) the rate, terms and conditions on which dividends will be paid, whether such dividends will be cumulative, and what preference such dividends shall have in relation to the dividends on other series or classes of stock; (iii) the rights, terms and conditions, if any, for conversion of such series of preferred stock into shares of other series or classes of stock; (iv) any right of the Company to redeem the shares of such series of preferred stock, and the price, time, and conditions of such redemption, including the provisions for any sinking fund; and (v) the rights of holders of such series of preferred stock in relation to the rights of other series and classes of stock upon the liquidation, dissolution or distribution of our assets. Unless otherwise provided by our Board of Directors, upon redemption or conversion, shares of preferred stock will revert to authorized but unissued shares and may be reissued as shares of any series of preferred stock. As of the date of this prospectus, 100,000 shares of preferred stock have been designated Series A Junior Participating Preferred Stock and no shares of preferred stock are outstanding.

Certain Statutory, Certificate of Incorporation and Bylaw Provisions Affecting Shareholders

Various provisions of the Delaware General Corporation Law, or the DGCL, and our Certificate of Incorporation and Bylaws, as well as the shareholder rights plan adopted by Unitrin and described below, could have the effect of delaying, deferring or discouraging another party from acquiring control of Unitrin. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Unitrin to first negotiate with our Board of Directors.

The summary set forth below describes certain provisions of the Certificate of Incorporation and Bylaws. The summary is qualified in its entirety by reference to the provisions of the Certificate of Incorporation and Bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

Certificate of Incorporation and Bylaw Provisions

Special Meetings of Shareholders. Our Certificate of Incorporation and Bylaws do not grant the shareholders the right to call a special meeting of shareholders. Under our Certificate of Incorporation and Bylaws, special meetings of shareholders may be called only by the Chairman of the Board of Directors or by a majority of the Board of Directors then in office.

No Shareholder Action by Written Consent. Our Certificate of Incorporation also provides that shareholders may not take any action by written consent.

Advance Notice Requirements. Our Bylaws set forth advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or other business to be presented at meetings of shareholders. These procedures provide that notice of such shareholder proposals must be timely given in writing to the Secretary of Unitrin prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be delivered to the Secretary at the principal executive offices of Unitrin not less than sixty (60) nor more than ninety (90) days prior to the anniversary of the preceding year’s annual meeting. The advance notice requirement does not give the Board of Directors any power to approve or disapprove shareholder director nominations or proposals but may have the effect of precluding the consideration of such nominations or proposals at a meeting if the proper notice procedures are not followed.

Blank Check Preferred Stock. Our preferred stock could be deemed to have an anti-takeover effect in that, if a hostile takeover situation should arise, shares of preferred stock could be issued to purchasers sympathetic with our management or others in such a way as to render more difficult or to discourage a merger, tender offer, proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management.

The effects of the issuance of one or more series of the preferred stock on the holders of our common stock could include:

(i)	reduction of the amount otherwise available for payments of dividends on common stock if dividends are payable on the series of preferred stock;

(ii)	restrictions on dividends on our common stock if dividends on the series of preferred stock are in arrears;

(iii)	dilution of the voting power of our common stock if the series of preferred stock has voting rights, including a possible “veto” power if the series of preferred stock has class voting rights;

(iv)	dilution of the equity interest of holders of our common stock if the series of preferred stock is convertible, and is converted, into our common stock; and

(v)	restrictions on the rights of holders of our common stock to share in our assets upon liquidation until satisfaction of any liquidation preference granted to the holders of the series of preferred stock.

Business Combinations

Article Seven of the Certificate of Incorporation places certain restrictions on the following transactions with a direct or indirect beneficial owner (including certain former beneficial owners and successors to such beneficial owners) of more than 15% of the voting power of Unitrin’s outstanding voting stock (an “Interested Shareholder”):

(i)	any merger or consolidation of Unitrin or any subsidiary with any Interested Shareholder or any other person (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an affiliate of an Interested Shareholder; or

(ii)	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any affiliate of any Interested Shareholder of any assets of Unitrin or any subsidiary having an aggregate fair market value of $10,000,000 or more; or

(iii)	the issuance or transfer by Unitrin or any subsidiary (in one transaction or a series of transactions) of any securities of Unitrin or any subsidiary to any Interested Shareholder or any affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $10,000,000 or more; or

(iv)	the adoption of any plan or proposal for the liquidation or dissolution of Unitrin proposed by or on behalf of any Interested Shareholder or any affiliate of any Interested Shareholder; or

(v)	any reclassification of securities (including any reverse stock split or recapitalization of Unitrin) or any merger or consolidation of Unitrin with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of Unitrin or any subsidiary beneficially owned by any Interested Shareholder or any affiliate of any Interested Shareholder.

We may only enter into one of the transactions described above if:

(i)	the transaction has been approved by a majority of our “continuing directors,” being (A) members of our original Board of Directors, (B) persons unaffiliated with an Interested Shareholder who were members of the Board of Directors prior to such person or entity becoming an Interested Shareholder, or (C) successors of continuing directors who were recommended to succeed continuing directors by a majority of continuing directors then on the Board of Directors; or

(ii)	(A) the transaction has been approved by the affirmative vote of 75% of the voting power of our outstanding voting stock, voting together as a single class, (B) the consideration to be received by the holders of each class or series of our capital stock is not less than the highest price paid by the Interested Shareholder for any shares of such class or series during the preceding 24 months, and (C) is either in cash or in the form of consideration previously used by the Interested Shareholder to acquire the largest number of shares of such class or series previously acquired by such Interested Shareholder and certain other conditions have been met.

Business Combination Statute

We are a Delaware corporation and consequently are also subject to certain anti-takeover provisions of the DGCL. Subject to certain exceptions, Section 203 of the DGCL prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested shareholder” for three years following the date that the person became an interested shareholder, unless the interested shareholder attained such status with the approval of our Board of Directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving the Company or one of its subsidiaries and the “interested shareholder” or the sale of more than 10% of Unitrin’s assets. In general, an “interested shareholder” is any entity or person beneficially owning 15% or more of Unitrin’s outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. Section 203 makes it more difficult for an interested shareholder to effect various business combinations with a corporation for a three-year period. This statute could prohibit or delay mergers or other takeover or change in control attempts not approved in advance by our Board of Directors, and as a result could discourage attempts to acquire the Company, which could depress the market price of its common stock.

Shareholder Rights Plan

On August 4, 2004, our Board of Directors declared a dividend of one right for each outstanding share of our common stock to shareholders of record at the close of business on August 16, 2004 and the attachment of one right for each subsequently issued share of common stock. Subject to adjustment, each right entitles the holder to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock at an exercise price of $150 per right. The description and terms of the rights are set forth in a Rights Agreement dated August 4, 2004 (as amended May 4, 2006 and October 9, 2006, the “Rights Agreement”) between Unitrin and Computershare Trust Company, N.A., as successor Rights Agent, which is filed as Exhibit 4.1 herein.

Generally, if a person or group acquires 15% or more (22% or more in the case of our existing shareholder, Singleton Group LLC, and certain related persons) of our outstanding shares of common stock (or upon occurrence of certain other events), the rights (other than those held by the acquiring person) become exercisable and generally entitle the holder to purchase shares of our common stock at a 50% discount. The rights, which expire on August 4, 2014, are redeemable by us at a redemption price of $0.01 per right.

The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire our company in certain circumstances. Accordingly, the existence of the rights may deter certain acquirors from making takeover proposals or tender offers. However, the rights are not intended to prevent a takeover, but rather are designed to enhance the ability of our Board of Directors to negotiate with a potential acquiror on behalf of all of the shareholders.

DESCRIPTION OF DEBT SECURITIES

General

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time, which will be direct unsecured obligations of Unitrin. Debt securities will be senior debt securities and will be issued under a “senior indenture.” Senior debt securities of any series will be our unsubordinated obligations and rank equally with all of our other unsecured and unsubordinated debt, including any other series of debt securities issued under the senior indenture.

This prospectus sometimes refers to the senior indenture as the “indenture.” The form of indenture is filed as an exhibit to the registration statement. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indenture and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture and debt securities, including the definitions therein of certain terms.

Unitrin’s right to participate in any distribution of assets of any subsidiary, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent Unitrin may be recognized as a creditor of that subsidiary. Accordingly, Unitrin’s obligations under debt securities will effectively be subordinated to all existing and future indebtedness and liabilities of its subsidiaries, and holders of debt securities should look only to Unitrin’s assets for payment thereunder. Furthermore, Unitrin’s ability to pay principal and interest on the debt securities is, to a large extent, dependent upon dividends or other payments to Unitrin from its subsidiaries, which payments are subject to significant regulatory restrictions under state insurance and banking laws and regulations.

The indenture does not limit the aggregate principal amount of debt securities that we may issue and provides that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture. The indenture also does not limit our ability to incur other debt.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

(i)	the title of the debt securities;

(ii)	any limit on the aggregate principal amount of the debt securities;

(iii)	the price or prices at which we will sell the debt securities;

(iv)	the maturity date or dates of the debt securities;

(v)	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

(vi)	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

(vii)	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum number of consecutive interest payment periods in any such deferral period;

(viii)	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

(ix)	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

(x)	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

(xi)	if provided for, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

(xii)	our obligation, if any, to redeem, repay or purchase the debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

(xiii)	the denominations in which the debt securities will be issued, if other than denominations of $1,000 in the case of registered securities and any integral multiple thereof;

(xiv)	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as defined below on page 13 of this prospectus), if other than the full principal amount;

(xv)	the currency or currencies, including composite currencies or currency units in which that series of debt securities may be denominated or in which we will pay the principal of (and premium, if any) or interest, if any, on that series of debt securities, if other than United States dollars;

(xvi)	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

(xvii)	any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities;

(xviii)	the application, if any, of the terms of the indenture relating to Defeasance and Covenant Defeasance (which terms are defined below on page 15 of this prospectus) to the debt securities and, if other than by a certified resolution of the Board of Directors, the manner in which our election to defease the debt securities will be evidenced;

(xix)	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

(xx)	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

(xxi)	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

(xxii)	the depositary for global or certificated debt securities;

(xxiii)	any special tax implications of the debt securities;

(xxiv)	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities; and

(xxv)	any other terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. Debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Consolidation, Merger, Sale of Assets and Other Transactions

We may not (i) merge with or into or consolidate with another person or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other person other than a direct or indirect wholly-owned subsidiary of ours, and (ii) no person may merge with or into or consolidate with us or, except for any of our direct or indirect wholly-owned subsidiaries, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

(i)	we are the surviving corporation or the person formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, has expressly assumed by supplemental indenture all our obligations under the debt securities and the indenture;

(ii)	immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and

(iii)	we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that the supplemental indenture relating to the transaction complies with the indenture.

Events of Default; Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, each of the following events that has occurred and is continuing constitutes an “Event of Default” under the indenture with respect to each series of debt securities:

(i)	our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days; provided, however, that a valid extension of an interest payment period in accordance with the terms of the debt security of such series shall not constitute a default in the payment of interest for this purpose;

(ii)	our failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt security in accordance with the terms of the debt securities of that series shall not constitute a default in the payment of principal (or premium, if any) for this purpose;

(iii)	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 90 days after we receive written notice of such failure from the trustee or from holders of 25% in principal amount of the outstanding securities of such series; and

(iv)	certain events of bankruptcy, insolvency or reorganization.

If an Event of Default with respect to any debt securities of any series outstanding under the indenture shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if (i) the Company has paid or provided to the trustee an amount sufficient to pay all matured interest payments for the securities of such series and principal of (and premium, im any, on) all securities of such series that have become due other than by acceleration, with interest upon such principal (and premium, if any) and upon overdue installments of interest, to the extent permissible by law, to the date of such payment or deposit and all required payments to the trustee and (ii) all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under the indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required, within 90 days after the occurrence of a default (as to which the trustee has received written notice and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest, on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. In the case of the Events of Default described in (iii) and (iv) under “—Events of Defualt; Notice and Waiver,” such notice need not be given until at least 60 days after the occurrence or, if applicable, the expiration of the specified cure period.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series before proceeding to exercise any right or power under the indenture at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under the indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

No holder of a debt security of any series may institute any action against us under the indenture (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request and (iii) the trustee shall not have instituted such action within 60 days of such request during which time the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with that request.

We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, we may discharge or defease our obligations under the indenture as set forth below.

We may discharge certain obligations to holders of any series of debt securities issued under the senior indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations (as defined in the indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such debt securities.

If indicated in the applicable prospectus supplement, we may elect either (i) to be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the indenture) (“Defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the debt securities of or within any series (“Covenant Defeasance”), upon the deposit with the indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to Defeasance or Covenant Defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Defeasance or Covenant Defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such Defeasance or Covenant Defeasance had not occurred. Such opinion of counsel, in the case of Defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the indenture. In addition, in the case of either Defeasance or Covenant Defeasance, we shall have delivered to the trustee (i) an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed it that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (ii) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with. Finally, the deposit may not result in (i) an Event of Default, and no Event of Default may occur for 90 days following the deposit, (ii) a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money, pursuant to which more than $100,000,000 principal amount is then outstanding, to which we are a party or by which we are bound or (iii) the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under the Investment Company Act or exempt from registration thereunder.

We may exercise our Defeasance option with respect to such debt securities notwithstanding our prior exercise of our Covenant Defeasance option.

Modification and Waiver

Under the indenture, we and the applicable trustee may supplement the indenture for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indenture requires the consent of each holder of debt securities that would be affected by any modification which would:

(i)	extend the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

(ii)	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

(iii)	change the currency in which any debt security or any premium or interest is payable;

(iv)	impair the right to institute suit for any payment on or with respect to any debt security;

(v)	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

(vi)	reduce the requirements contained in the indenture for quorum or voting; or

(vii)	modify any of the above provisions.

The indenture permits the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series to waive in any particular instance or generally our compliance with any term, provision or condition set forth in certain covenants contained in the indenture.

Debt securities will not be considered outstanding, and therefore not eligible to vote, to the extent they have been Defeased.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest payment, which will be specified in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office or agency of the Company maintained for that purpose.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

Form, Exchange and Transfer

The debt securities of each series may be issued as registered securities, as bearer securities (with or without coupons) or both. Unless otherwise specified in the applicable prospectus supplement, if any, registered securities will be issued in denominations of $1,000 and any integral multiple thereof. Subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, if any, registered securities will be exchangeable for other registered securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, debt securities issued as registered securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer duly executed) at the office of the security registrar or at the office of any transfer agent designated by us for that purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. Any transfer agent initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If the debt securities of any series are to be redeemed, we will not be required to:

(i)	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before any selection of debt securities for redemption and ending at the close of business on the day of mailing of the relevant notice of redemption; or

(ii)	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any registered security being redeemed in part.

Global Securities

The debt securities of each series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depositary, which will be named in an applicable prospectus supplement. A global security may be issued in either registered or bearer form and in either temporary or definitive form. A global debt security may not be transferred, except as a whole, among the depositary for that debt security and/or its nominees and/or successors. If any debt securities of a series are issuable as global securities, the applicable prospectus supplement will describe any circumstances when beneficial owners of interests in that global security may exchange their interests for definitive debt securities of like series and tenor and principal amount in any authorized form and denomination, the manner of payment of principal of and interest, if any, on that global debt security and the specific terms of the depositary arrangement with respect to that global debt security.

Governing Law

The indenture and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Concerning the Trustee

We anticipate appointing the trustee under the indenture as the paying agent, conversion agent, registrar and custodian with regard to debt securities. The trustee and/or its affiliates may in the future provide banking and other services to us in the ordinary course of their respective businesses.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of warrants to acquire our securities that we may issue from time to time. The applicable prospectus supplement will describe the terms of any warrant agreement and the warrants issuable thereunder. If any particular terms of the warrants described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

We may issue warrants for the purchase of our debt securities, common stock, preferred stock or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

(i)	the offering price;

(ii)	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

(iii)	the number of warrants offered;

(iv)	the securities underlying the warrants, including the securities of third parties or other rights, if any, to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

(v)	the exercise price and the amount of securities you will receive upon exercise;

(vi)	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

(vii)	the rights, if any, we have to redeem the warrants;

(viii)	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

(ix)	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

(x)	the date on and after which the warrants and the related securities will be separately transferable;

(xi)	U.S. federal income tax consequences;

(xii)	the name of the warrant agent; and

(xiii)	any other material terms of the warrants.

After your warrants expire they will become void. All warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The applicable warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

(i)	to underwriters for resale to purchasers;

(ii)	directly to purchasers; or

(iii)	through agents or dealers to purchasers.

In addition, Unitrin may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third parties may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensations, in a prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois, will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements and the related financial statement schedules, incorporated in this prospectus by reference from Unitrin’s Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of Unitrin’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph concerning a change in accounting for the recognition and presentation of other-than-temporary impairments in 2009), and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities covered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits filed as part of the registration statement. For further information with respect to us and the securities being offered, we refer you to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in the prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or otherwise filed with the SEC, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document is qualified in all respects by reference to the contract or document to which it refers. In addition, we file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference facilities by calling the SEC at 1-800-SEC-0330. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC at its principal office at 100 F Street NE, Room 1580, Washington, D.C. 20549. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are accessible through the Internet at that website. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our website at www.unitrin.com. The content of our website is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

The SEC allows us to “incorporate by reference” the information we file with them, which means that (i) we can disclose important information to you by referring you to those documents and (ii) those documents are considered part of this prospectus. The following documents are incorporated by reference into this prospectus (other than, in each case, documents or information deemed furnished and not filed in accordance with the SEC rules, including pursuant to Item 2.02 or Item 7.01 on Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby or in any accompanying prospectus supplement):

(i)	our Annual Report on Form 10-K for the year ended December 31, 2009 (including portions of our definitive Proxy Statement for the 2010 Annual Meeting of Shareholders incorporated therein by reference);

(ii)	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010;

(iii)	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010;

(iv)	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010;

(v)	our Current Reports on Form 8-K filed with the SEC on January 29, 2010, February 4, 2010, February 22, 2010, April 26, 2010, May 10, 2010, June 11, 2010, June 30, 2010, August 12, 2010 and August 20, 2010; and

(vi)	the description of our common stock set forth in Exhibit 4.5 filed herewith.

We also incorporate by reference all documents we may subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of the registration statement of which this prospectus is a part and prior to the termination of the offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules). The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus, at no cost to the requestor. To receive a free copy of any of the documents incorporated by reference into this prospectus, other than exhibits, unless they are specifically incorporated by reference into those documents, call or write:

Unitrin, Inc.

One East Wacker Drive

Chicago, Illinois 60601

Attention: Investor Relations

Tel: (312) 661-4930

$250,000,000

6.000% Senior Notes due November 30, 2015

PROSPECTUS SUPPLEMENT

J. P. Morgan

Wells Fargo Securities

BNY Mellon Capital Markets, LLC

Fifth Third Securities, Inc.

Goldman, Sachs & Co.

Macquarie Capital

Raymond James

The Williams Capital Group, L.P.

US Bancorp